UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2011 (August 1, 2011)

ARMSTRONG WORLD INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(717) 397-0611

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

On August 1, 2011, Armstrong World Industries, Inc. (the “Company”) issued a press release regarding its second quarter 2011 financial results. The full text of the press release is attached hereto as Exhibit 99.1.  The information being furnished pursuant to Item 2.02 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Section 5 – Corporate Governance and Management

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)           On July 29, 2011, the Audit Committee of the Company’s Board of Directors approved certain stylistic and non-substantive edits to the Company’s Code of Business Conduct (the “Code”).  The edits were designed to reorganize content for easier reader navigation, simplify language, add comprehension aids, include additional content regarding conflicts of interest, substance abuse, data privacy and social media, and present a more engaging visual design.  The Code is intended to comply with the applicable rules and regulations of the New York Stock Exchange and the Securities Exchange Commission.

The preceding description is qualified in its entirety by reference to the full text of the Code, as amended and effective as of July 29, 2011, which is attached hereto as Exhibit 14.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

As previously announced, the Company will report its second quarter 2011 financial results via a webcast and conference call for investors on Monday, August 1, 2011 at 1:00 p.m. Eastern Standard Time.

In connection with a presentation to be made in the webcast and conference call,  the Company will reference two slide presentations, copies of which are attached hereto as Exhibit 99.2 and Exhibit 99.3 and incorporated by reference.  The information being furnished pursuant to Item 7.01 of this Form 8-K and in Exhibits 99.2 and 99.3 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Section 8 – Other Events

Item 8.01 Other Events.

In its 8-K filed on April 27, 2011, announcing the hiring of Mark A. Hershey to the position of Senior Vice President,  General Counsel and Secretary, the Company indicated that it intended to enter into an Indemnification Agreement and Change of Control Agreement with Mr. Hershey that was expected to contain provisions similar to those provided to other directors and officers of the Company.  The Company has entered into such agreements with Mr. Hershey.

The terms of Mr. Hershey’s Indemnification Agreement are similar to those generally offered to directors and officers of the Company and provides for indemnification against liabilities relating to Mr. Hershey’s service as an officer of the Company and advancement of expenses under certain circumstances to the fullest extent permitted by law.

The Company’s standard form of Indemnification Agreement generally provided to directors and officers of the Company was previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on June 4, 2010.

The terms of Mr. Hershey’s Change in Control Agreement are similar to those provided to other senior Company officers, including severance benefits amounting to two times the sum of Mr. Hershey’s base salary and annual target bonus.  In the event of a Change in Control, the Change in Control Agreement will extend for two years from the date of the Change in Control event. If a Change in Control termination occurs prior to the completion of a bonus plan year, Mr. Hershey would receive a prorated bonus based on actual results achieved in the bonus plan year during which the termination occurs. Mr. Hershey’s health, disability and life insurance benefits would continue for two years following a Change in Control termination, or until eligible for benefits from a new employer.

The Company’s standard form of Change in Control Agreement provided to Company executives was previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on July 6, 2010.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No. 14.1	Armstrong World Industries, Inc. Code of Business Conduct
No. 99.1	Press Release of Armstrong World Industries, Inc. dated August 1, 2011
No. 99.2	Second Quarter Earnings Call Presentation dated August 1, 2011
No. 99.3	Armstrong World Industries, Inc. Investor Presentation dated August 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.
By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel and Secretary

Date:	August 1, 2011